Exhibit 4.17

Form of
Subscription Rights Statement

IMPORTANT: Retain a copy of this statement for your investment, tax and cost-basis records.

Account Summary	Subscription Rights	[Date] Account # 9999999999

3200 Cherry Creek Drive South, Suite 430
Denver, Colorado 80209

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED , 2018 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE THROUGH THE SEC’S INTERNET SITE AT HTTP://WWW.SEC.GOV AND AS SET FORTH IN THE “INSTRUCTIONS AS TO USE OF XTANT MEDICAL HOLDINGS, INC. RIGHTS STATEMENT” ACCOMPANYING THIS RIGHTS STATEMENT.

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON JUNE 18, 2018, SUBJECT TO EXTENSION OR EARLIER TERMINATION.

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon and is the owner of the number of subscription rights (“Subscription Rights”) set forth above. You have received 0.0869816 Subscription Rights for each share of the common stock of Xtant Medical Holdings, Inc. held by you on the Record Date. Each whole Subscription Right entitles the holder thereof to subscribe for and purchase (the “Basic Subscription Right”) one (1) share of the common stock of Xtant Medical Holdings, Inc., a Delaware corporation, at a subscription price of $7.20 per share (the “Subscription Price”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Xtant Medical Holdings, Inc. Subscription Rights Statement” accompanying this Rights Statement. Subscription Rights may only be exercised in whole numbers, and we will not issue fractional shares. To the extent that the number of Subscription Rights that are distributed to you is not a whole number, the shares of common stock issuable upon exercise of the Subscription Rights will be rounded down to the nearest whole share for purposes of determining the number of shares of common stock for which you may subscribe.

Holders who fully exercise their Basic Subscription Rights are entitled to subscribe for additional Shares that remain unsubscribed for as a result of any unexercised Basic Subscription Rights pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-subscription Privilege”). The Subscription Rights represented by this Rights Statement may be exercised by completing the appropriate forms and by returning the full payment of the subscription price for each Share. If the subscriber attempts to exercise its Over-subscription Privilege and the Company is unable to issue the subscriber the full amount of Shares requested, the Subscription Agent will return to the subscriber any excess funds submitted as soon as practicable, without interest or deduction. The Subscription Rights may be exercised by duly completing Section 1 and by returning the full payment of the exercise price. THE RIGHTS EVIDENCED BY THIS RIGHTS STATEMENT MAY NOT BE EXERCISED UNLESS THE THIS STATEMENT IS PROPERLY COMPLETED AND DULY SIGNED, WITH A SIGNATURE MEDALLION GUARANTEE, IF APPLICABLE.

By completing and delivering this rights statement, the registered owner represents and warrants that they have the right, power and authority, and have taken all action necessary, to exercise these rights pursuant to the rights offering and to execute, deliver and exercise the Subscription Rights, and that they are not a person otherwise prevented by legal or regulatory restrictions from exercising or acting on behalf of any such person on a non-discretionary basis.

☐	Please change my address as indicated. All registered holders MUST sign in Section 2

3200 Cherry Creek Drive South, Suite 430
Denver, Colorado 80209

SECTION 1. EXERCISE OF RIGHTS TO PURCHASE

The registered holder of this Subscription Rights Certificate is entitled to exercise the number of Subscription Rights shown in the upper right hand corner of the Rights Statement and may subscribe for additional Shares upon the terms and conditions specified in the Prospectus. The undersigned hereby notifies the Subscription Agent of its irrevocable election to subscribe for Shares in the following amounts. To subscribe for Shares pursuant to your Basic Subscription Right, please complete line (a) below. To subscribe for additional Shares pursuant to your Over-subscription Privilege, please also complete line (b).

(a)	EXERCISE OF BASIC SUBSCRIPTION RIGHT:

Basic Subscription Right:		X	$	=	$
	Number of Shares		Subscription price		Payment enclosed

(b)	EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE: If you have exercised your Basic Subscription Right in full, you may subscribe for additional Shares pursuant to your Over-subscription Privilege

Over Subscription Privilege:		X	$	=	$
	Number of Shares		Subscription price		Payment enclosed

(c)	If you spoke with a broker who solicited your exercise, please indicate the name of the person you spoke with: ________________________

Method of Payment:

☐         A cashier’s check, drawn on a U.S. bank payable to “Corporate Stock Transfer, Inc.”

☐        Wire transfer of immediately available funds directly to the account maintained by Corporate Stock Transfer, Inc., as Subscription Agent for purposes of accepting subscriptions in this Rights Offering at Collegiate Peaks Bank, ABA# 102105997, Credit: Corporate Stock Transfer as Rights Agent for Xtant Medical Holdings, Inc., Account # 0410034930, for further credit to Xtant Medical Holdings, Inc., and name of Subscription Rights holder.

FULL PAYMENT MUST ACCOMPANY THIS FORM AND MUST BE MADE IN UNITED STATES DOLLARS BY A CASHIER’S CHECK DRAWN A U.S. BANK PAYABLE TO THE SUBSCRIPTION AGENT OR A WIRE TRANSFER MUST BE RECEIVED IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS. PERSONAL CHECKS WILL NOT BE ACCEPTED.

SECTION 2. SIGNATURE(S)

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE FRONT OF THIS RIGHTS STATEMENT. IF YOU ARE SIGNING ON BEHALF OF A REGISTERED STOCKHOLDER OR ENTITY YOU MUST SIGN IN YOUR LEGAL CAPACITY WITH YOUR SIGNATURE MEDALLION GUARANTEED. YOUR GUARANTOR (BANK/BROKER) WILL REQUIRE PROOF OF YOUR AUTHORITY TO ACT. CONSULT YOUR GUARANTOR FOR THEIR SPECIFIC REQUIREMENTS. YOU OR YOUR GUARANTOR MAY ACCESS THE SECURITIES TRANSFER ASSOCIATION (STA) RECOMMENDED REQUIREMENTS ONLINE AT www.stai.org.

APPLY MEDALLION GUARANTEE STAMP HERE
Signature(s) of Subscriber(s)

Names(s):

Capacity (Full Title):

OVERNIGHT DELIVERY TO THE STREET ADDRESS BELOW BEST ENSURES RECEIPT BY THE EXPIRATION DATE.

Return this statement

By Mail or Courier or Hand-Delivery to:

Corporate Stock Transfer, Inc.
3200 Cherry Creek Drive South, Suite 430
Denver, Colorado 80209